UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On April 19, 2024, INVO Centers LLC (“INVO Centers”), a wholly owned subsidiary of INVO Bioscience, Inc. (the “Company”), completed the assignment to Brown Fertility Associates PA (“Brown Fertility”) of its lease with 4602 North Armenia Ave, LLC (the “Landlord”), for the property located at 4602 North Armenia Avenue, Suite 200, Tampa, LLC (the “Premises”). As a result of the doctor for the proposed Tampa INVO Center becoming unavailable and its current focus on prioritizing the acquisition of US-based profitable fertility clinics, the Company opted assign the lease for the Premises. Brown Fertility paid INVO Centers $475,000 to secure the space and INVO was fully released by the Landlord under the assignment. INVO used $356,546.66 of the assignment proceeds to complete payment to the Landlord for the buildout of the Premises and for rent accrued before the completion of the assignment. The remaining proceeds will be used for general working capital.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2024, the Company, having reported, on April 16, 2024, stockholders’ equity of $892,825 in the Form 10-K for the period ended December 31, 2023, received notice (the “Notice”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it no longer complies with Nasdaq Listing Rule 5550(b)(1) that requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Equity Rule”).

In a decision dated November 22, 2023, a Nasdaq Hearings Panel (the “Panel”) previously had confirmed that the Company regained compliance with the Equity Rule. In the decision, the Panel imposed a Mandatory Panel Monitor for a period of one year or until November 22, 2024, which would require Staff to issue a Delist Determination Letter, in the event that the Company failed to maintain compliance with the Equity Rule (the “Panel Monitor”). As a result, the Notice contains the Staff’s determination to delist the Company.

The Notice has no immediate effect on the listing of the Company’s common stock and the Company’s common stock continues to trade on The Nasdaq Capital Market under the symbol “INVO.”

Pursuant to the Notice, under Nasdaq rules, the Company may request an appeal of this determination by April 24, 2024, to prevent its securities from being delisted and suspended at the opening of business on April 26, 2024. The Company intends, within the allotted time, to appeal the Staff’s determination to the Panel.

The Company is currently evaluating various courses of action to regain compliance and plans to timely submit its plan to the Panel to regain compliance with the Equity Rule. There can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance. If the Company’s plan to regain compliance is not accepted, or if the Company fails to satisfy another Nasdaq requirement for continued listing, the Panel could decide that the Company’s common stock will be delisted, which decision may not be appealed by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: April 19, 2024

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